UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

CO2 ENERGY TRANSITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42417	87-2950691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1334 Brittmoore Rd, Suite 190 Houston, Texas	77043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 791-6817

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NOEM	The Nasdaq Stock Market LLC
Warrants	NOEMW	The Nasdaq Stock Market LLC
Rights	NOEMR	The Nasdaq Stock Market LLC
Units	NOEMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(c)       On September 14, 2026, the Staff of The Nasdaq Stock Market LLC approved the application of CO2 Energy Transition Corp. (the “Company”) to move the listing of the Company’s units, warrants, rights and common stock from The Nasdaq Global Market to the Nasdaq Capital Market. The Company’s securities will be transferred to The Nasdaq Capital Market as of the opening of business on September 16, 2026. The trading symbols will remain the same.

Item 8.01 Other Events

On July 17, 2026, the Company issued a press release announcing that it had entered into a non-binding letter of intent with respect to an initial business combination. The letter of intent had provided for a deadline of September 14, 2026 for completion of a definitive agreement. The parties have decided not to extend the deadline and the letter of intent expired. The Company continues to have discussions with the other party as well as evaluate other potential opportunities for an initial business combination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2026

CO2 ENERGY TRANSITION CORP.

By:	/s/ Harold R. DeMoss III
Name:	Harold R. DeMoss III
Title:	Chief Financial Officer

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